                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                       FORM T-1
                                       --------


                               STATEMENT OF ELIGIBILITY
                        UNDER THE TRUST INDENTURE ACT OF 1939
                    OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)



                          THE FIRST NATIONAL BANK OF CHICAGO
                 (Exact name of trustee as specified in its charter)

    A National Banking Association                     36-0899825
                                                    (I.R.S. employer
                                                  identification number)

One First National Plaza, Chicago, Illinois                      60670-0126
(Address of principal executive offices)                         (Zip Code)

                          The First National Bank of Chicago
                         One First National Plaza, Suite 0286
                            Chicago, Illinois   60670-0286
               Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
              (Name, address and telephone number of agent for service)

                                 --------------------

                                UTILICORP UNITED INC.
                 (Exact name of obligor as specified in its charter)

             Delaware                                        44-0541877
  (State or other jurisdiction of                         (I.R.S. employer
   incorporation or organization)                      identification number)


          20 West Ninth Street
          Kansas City, Missouri                                  64105
  (Address of principal executive offices)                     (Zip Code)


                                   Debt Securities
                           (Title of Indenture Securities)

ITEM 1. GENERAL INFORMATION.  FURNISH THE FOLLOWING
               INFORMATION AS TO THE TRUSTEE:

          (A)  NAME AND ADDRESS OF EACH EXAMINING OR
          SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          Comptroller of Currency, Washington, D.C.,
          Federal Deposit Insurance Corporation,
          Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (B)  WHETHER IT IS AUTHORIZED TO EXERCISE
          CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
          IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
          SUCH AFFILIATION.

          No such affiliation exists with the trustee.


ITEM 16.  LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
          PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.   A copy of the existing by-laws of the trustee.*

          5.   Not Applicable.

          6.   The consent of the trustee required by
               Section 321(b) of the Act.

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          7.   A copy of the latest report of condition of the
               trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not Applicable.

          9.   Not Applicable.


Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 6th day of November, 1998.


                    THE FIRST NATIONAL BANK OF CHICAGO,
                    TRUSTEE

                    BY  /s/ Steven M. Wagner
                        -------------------------------
                         Steven M. Wagner
                         First Vice President





* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25 TO THE REGISTRATION STATEMENT ON FORM S-3 OF U S WEST CAPITAL FUNDING, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 1998 (REGISTRATION NO. 333-51907-01).

                                      EXHIBIT 6



                         THE CONSENT OF THE TRUSTEE REQUIRED
                             BY SECTION 321(b) OF THE ACT


                                                                November 6, 1998



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between UtiliCorp United Inc. and The First National Bank of Chicago, the undersigned, in accordance with
Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                              Very truly yours,

                              THE FIRST NATIONAL BANK OF CHICAGO

                              BY:  /s/ Steven M. Wagner
                                   -------------------------------
                                        Steven M. Wagner
                                        Firsr Vice President

                                      EXHIBIT 7

Legal Title of Bank:     The First National Bank of Chicago
Call Date: 06/30/98      ST-BK:  17-1630 FFIEC 031
Address:                 One First National Plaza, Ste 0460            Page RC-1
City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8
                         ---------
CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET



                                                            DOLLAR AMOUNTS IN THOUSANDS                 C400
                                                                                                        ----

ASSETS
1.   Cash and balances due from depository institutions (from Schedule
     RC-A):                                                                     RCFD
     a. Noninterest-bearing balances and currency and coin(1)                   0081    4,490,272     1.a
     b. Interest-bearing balances(2)                                            0071    5,586,990     1.b
2.   Securities
     a. Held-to-maturity securities(from Schedule RC-B, column A)               1754            0     2.a
     b. Available-for-sale securities (from Schedule RC-B, column D)            1773    8,974,952     2.b
3.   Federal funds sold and securities purchased under agreements to
     resell                                                                     1350    5,558,583     3.
4.   Loans and lease financing receivables:
     a. Loans and leases, net of unearned income (from Schedule                 RCFD
     RC-C)                                                                      2122   28,257,868     4.a
     b. LESS: Allowance for loan and lease losses                               3123      413,742     4.b
     c. LESS: Allocated transfer risk reserve                                   3128            0     4.c
     d. Loans and leases, net of unearned income, allowance, and                RCFD
        reserve (item 4.a minus 4.b and 4.c)                                    2125   27,844,126     4.d
5.   Trading assets (from Schedule RD-D)                                        3545    6,073,169     5.
6.   Premises and fixed assets (including capitalized leases)                   2145      721,430     6.
7.   Other real estate owned (from Schedule RC-M)                               2150        6,827     7.
8.   Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M)                                             2130      184,515     8.
9.   Customers' liability to this bank on acceptances outstanding               2155      310,026     9.
10.  Intangible assets (from Schedule RC-M)                                     2143      302,859     10.
11.  Other assets (from Schedule RC-F)                                          2160    2,137,491     11.
12.  Total assets (sum of items 1 through 11)                                   2170   62,191,240     12.


-----------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:          The First National Bank of Chicago
Call Date:                    06/30/98 ST-BK:  17-1630 FFIEC 031
Address:                      One First National Plaza, Ste 0460      Page RC-2
City, State  Zip:             Chicago, IL  60670
FDIC Certificate No.:         0/3/6/1/8
                              ---------
SCHEDULE RC-CONTINUED


                                                                 DOLLAR AMOUNTS IN
                                                                     THOUSANDS
                                                                 -----------------
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C                             RCON
     from Schedule RC-E, part 1)                                                          2200        21,810,607     13.a
     (1) Noninterest-bearing(1)                                                           6631         9,864,956    13.a1
     (2) Interest-bearing                                                                 6636        11,945,651    13.a2

     b. In foreign offices, Edge and Agreement subsidiaries, and                          RCFN
        IBFs (from Schedule RC-E, part II)                                                2200        15,794,963     13.b
        (1) Noninterest bearing                                                           6631           482,528    13.b1
        (2) Interest-bearing                                                              6636        15,312,435    13.b2
14.  Federal funds purchased and securities sold under agreements
     to repurchase:                                                                       RCFD 2800    3,858,711       14
15.  a. Demand notes issued to the U.S. Treasury                                          RCON 2840    1,444,748     15.a
     b. Trading Liabilities(from Sechedule RC-D)                                          RCFD 3548    5,661,633     15.b

16.  Other borrowed money:                                                                RCFD
     a. With original maturity of one year or less                                        2332         4,356,061     16.a
     b. With original  maturity of more than one year                                     A547           385,550     16.b
     c.  With original maturity of more than three years                                  A548           320,386     16.c

17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding                              2920           310,026      18.
19.  Subordinated notes and debentures                                                    3200         2,200,000      19.
20.  Other liabilities (from Schedule RC-G)                                               2930         1,176,564      20.
21.  Total liabilities (sum of items 13 through 20)                                       2948        57,319,249      21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus                                        3838                 0      23.
24.  Common stock                                                                         3230           200,858      24.
25.  Surplus (exclude all surplus related to preferred stock)                             3839         3,188,187      25.
26.  a. Undivided profits and capital reserves                                            3632        1,467,324      26.a
     b. Net unrealized holding gains (losses) on available-for-sale
        securities                                                                        8434            18,040     26.b
27.  Cumulative foreign currency translation adjustments                                  3284            (2,418)     27.
28.  Total equity capital (sum of items 23 through 27)                                    3210         4,871,991      28.
29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28)                                                3300        62,191,240      29.

Memorandum
To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the number of the statement below that best describes the most
     comprehensive level of auditing work performed for the bank by independent external                      Number
     auditors as of any date during 1996                                        RCFD 6724       N/A           M.1.

1 =  Independent audit of the bank conducted in accordance            4. = Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified             external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank             authority)
2 =  Independent audit of the bank's parent holding company           5 =  Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing              auditors
     standards by a certified public accounting                       6 =  Compilation of the bank's financial statements by
     firm which submits a report on the consolidated holding company       external auditors
     (but not on the bank separately)                                 7 =  Other audit procedures (excluding tax preparation work)
3=   Directors' examination of the bank conducted in                  8 =  No external audit work
     accordance with generally accepted auditing standards
     by a certified public accounting firm (may be required by
     state chartering authority)

-----------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.